UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

     EOP Operating Limited Partnership (“EOP Partnership”) is re-issuing in an updated format its historical financial statements in connection with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During the nine months ended September 30, 2004, EOP Partnership sold properties and in compliance with SFAS 144 has reported revenue, expenses and net gains on the sales of these properties as discontinued operations for each period presented (including the comparable periods of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property is required for previously issued annual financial statements for each of the three years shown in EOP Partnership’s last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on EOP Partnership’s reported net income available to unitholders or funds from operations.

     This Report on Form 8-K updates Items 6, 7 and 8 of EOP Partnership’s 2003 Form 10-K to reflect the properties sold during the nine months ended September 30, 2004 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01.    Financial Statements and Exhibits.

     (c) Exhibits.

     The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, its general partner

Date: November 12, 2004	By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

     Attached as exhibits to this form are the documents listed below:

Exhibit	Document

12.1	Statement regarding Computation of Ratios
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Selected Financial Data Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements

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